Exhibit 10.42

Daybreak Oil and Gas, Inc.

Corporate Office:	Houston Office:
601 West Main Ave Suite 1012	1414 S. Friendswood Dr., Suite 215
Spokane, WA 99201	Friendswood, TX 77546
Phone: (509) 232-7674	Phone: (281) 996-4176
Fax: (509) 455-8483	Fax: (281) 996-4176

January 26, 2012

AC Exploration, LLC

952 Echo Lane, Suite 390

Houston, Texas 77024

Re:	Participation Agreement
Dyer Creek Area
Kern County, California

Gentlemen:

This agreement (the "Agreement") is made and entered into by and between Daybreak Oil and Gas, Inc., (hereinafter referred to as "Assignor") and AC Exploration, L.L.C., (hereinafter referred to as "Assignee").

Assignor represents that it is the present owner of 41.67% of the right, title and interest in and to the oil and gas leases more fully described in Exhibit "A" attached hereto and incorporated herein for all purposes.  Said leases cover lands in Sections 2, 3, 10, 11 in T26S-R27E, Kern County, California (hereinafter referred to as the "Leases").  The Leases cover the lands within the outlined Area “A” on the plat attached hereto as Exhibit "B" which is incorporated herein for all purposes.

Assignee is desirous of acquiring from Assignor one half of Assignor’s undivided interest herein described in the Leases and participating in the drilling of a test well for oil and gas thereon subject to the terms, conditions, reservations and limitations provided hereafter.  The parties therefore agree as follows:

1.

CONSIDERATION

For and in consideration as set forth below, Assignor agrees to assign, within thirty (30) days after the date the Test Well is drilled and completed as a producing well, but effective as of January 1, 2012, with warranty of title, by, through and under Assignor, but not otherwise, and further subject to the terms, reservations and conditions hereinafter set forth, one half of Assignor’s leasehold interest in the Leases to Assignee; provided, however, as a condition precedent to such assignment, Assignee shall have paid all of Assignor’s pro rata share of costs necessary to drill the Test Well to Total Depth, evaluate same with a triple combination log and plug and abandon same if a dry hole, or to complete same if a producer.  Such costs shall be paid to Assignor pursuant to an Authority For Expenditure ("AFE") to be submitted by Assignor to Assignee.

2.

OVERRIDING ROYALTY

It is understood and agreed that the Leases described in Exhibit “A” shall be burdened with a proportionately reduced overriding royalty interest in favor of Chet Pohle, Brian Hirst and Randy Metz (“Pohle, et al”).  Said overriding royalties equal 3% of 8/8ths.

3.

TEST WELL

On or before May 1, 2012, Daybreak Oil and Gas, Inc., as operator, shall commence operations for the drilling of a test well (hereinafter referred to as the "Test Well") in Section 11, T26S-R27E, and shall thereafter diligently and in a good and workmanlike manner proceed to cause the drilling of the Test Well to a true vertical depth of approximately 2,350 feet beneath the surface of the earth, or a depth sufficient to test the Vedder formation, whichever is lesser (hereinafter referred to as "Total Depth").

4.

CASING POINT, COMPLETION ELECTION AND SUBSEQUENT OPERATIONS

After the Test Well has reached Total Depth, Assignor shall evaluate all prospective formations in accordance with prudent operating standards.  In the event the Test Well is not completed and is plugged and abandoned as a dry hole, Assignee shall bear all of Assignor’s actual costs in connection with the drilling, testing, plugging and abandonment of the Test Well.  Alternatively, should a completion attempt be made upon the Test Well, Assignee shall bear Assignor’s share of all subsequent risks, costs and expenses in connection with such completion attempt.

5.

OPERATING AGREEMENT

All operations on the lands covered by the Leases and the AMI shall be conducted in accordance with the terms of this Agreement and the Operating Agreement ("Operating Agreement"), a copy of which is attached hereto as Exhibit "C" and incorporated herein for all purposes.   The terms and provisions of this Agreement shall control and prevail until the spudding of the Test Well, after which, the terms and provisions of the Operating Agreement shall prevail.

6.

WELL INFORMATION

Assignee or its representatives shall have access at its own risk and at all times to the location and derrick floor during the drilling of any well hereunder.  Assignee shall further be entitled to all information concerning any well drilled hereunder and the Leases unless any such party is nonconsent or is delinquent in the payment of its joint interest billings to Operator for a period greater than sixty (60) days, in which event Operator at its sole option may withhold any information to such delinquent party.

7.

AREA OF MUTUAL INTEREST

The parties hereto hereby establish an Area of Mutual Interest ("AMI") which covers and includes all lands in Area “C” and Area “E” included within the heavy black outline on the plat attached hereto as Exhibit "B".  In the event that any party hereto hereafter proposes to drill a well or as nonoperator has a well proposed to them, each party hereto shall have an option to participate as to its proportionate interest subject to this Agreement. The non-proposing party shall, within thirty (30) days after receipt of such proposal, elect whether to participate with its interest by paying its share of the actual cost and expenses, if any, incurred by the proposing party.  Failure by the non-proposing party to timely notify the proposing party shall be deemed an election by such non-proposing party not to participate for its ratable interest in the leasehold interest and well proposal offered.  When the non-proposing party elects not to participate for  its ratable interest from the proposing party, such non-proposing party's interest in such lease or contract which is the subject of such offer shall be wholly owned by the proposing party and shall not be subject to this Agreement.  Unless otherwise mutually agreed, this AMI shall terminate six (6) months after the expiration of the last lease within the AMI.

All lands in Areas “B” and “D” outlined on Exhibit “B” shall be excluded from this AMI and Assignee shall have no right to acquire or participate in the acquisition of any mineral interest owned or acquired by Assignor in such lands.

8.

MISCELLANEOUS

A.

Paragraph Headings.

The paragraph headings inserted in this Agreement are utilized solely for reference purposes and do not constitute substantive matter to be considered in construing the terms of this Agreement.

B.

Time is of the Essence.

It is specifically understood and agreed that time is of the essence hereunder.

C.

Liability.

It is not the purpose of this Agreement to create a partnership, mining partnership, partnership for a specific purpose, joint venture, or any other relationship which would render the parties liable as partners, associates, or joint venturers.

D.

Entire Agreement.

This Agreement shall constitute the entire Agreement between the parties hereto and supersedes any prior agreements, promises, negotiations or representations, whether written or oral, not expressly set forth in this Agreement.  No variations, modifications, or changes herein or hereof shall be effective unless evidenced by written document executed by the parties hereto.

E.

Counterparts.

This Agreement may be executed in any number of counterparts and each counterpart so executed shall be deemed an original for all purposes and shall be binding upon each party executing same whether or not executed by all parties.

F.

Governing Law.

This Agreement shall be governed by the laws of the State of Texas.

G.

Binding Agreement.

The terms, covenants and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and to their respective heirs, executors, administrators, successors and assigns, and such terms, covenants and conditions shall be deemed as covenants running with the lands and leases covered hereby.  It is stipulated, however, that no assignment or transfer by or, however accomplished, of any right, title or interest acquired hereunder shall relieve such party of any liability or obligation herein assumed, except with written consent of the other party.

H.

Notices.

The address of the parties for notice purposes under this agreement are as follows:

If to Assignor:

Daybreak Oil and Gas, Inc.

1414 S. Friendswood Dr., Suite 215

Friendswood, TX 77546

Attn:

Mr. James Westmoreland, President

Telephone:

(281)996-4176

Facsimile:

(281)996-4176

Email:

jimw@daybreakoilandgas.com

If to Assignee:

AC Exploration, L.L.C.

952 Echo Lane, Suite 390

Houston, Texas 77024

Attn:

Mr. Kenneth A. Floyd

Telephone:

(713)881-9030

Facsimile:

(713)881-9078

Email:

kfloyd@acexploration.com

[Signature Page to Follow]

If the foregoing fully sets forth your understanding of our agreement, please so indicate by execution in the space provided below and return one (1) fully executed original hereof together with your share of the Initial Consideration described in Section 1. herein.  If this Agreement is not accepted and returned within fifteen (15) days from the date hereof with your share of the Initial Consideration, this Agreement shall be voidable at the sole option of Assignor.

Sincerely,

DAYBREAK OIL AND GAS, INC.

By:	/s/ JAMES F. WESTMORELAND
Name:	James F. Westmoreland
Title:	President and Chief Executive Officer

AGREED TO AND ACCEPTED THIS

26TH DAY OF       January       , 2012.

AC EXPLORATION, L.L.C.

By:	/s/ KENNETH A. FLOYD
Name:	Kenneth A. Floyd
Title:	Co-Manager